                                                                    Exhibit 4.11

                            CERTIFICATE OF FORMATION

                                       OF

                               FASTLANE MERGER LLC

          This Certificate of Formation of Fastlane Merger LLC, dated as of November 17, 2005, is being duly executed and filed by Randi Morrison, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. Section 18-101, et. seq.).

          FIRST. The name of the limited liability company formed hereby is Fastlane Merger LLC (the "Company").

          SECOND. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Ste. 101, City of Dover, County of Kent, Delaware 19904.

          THIRD. The name and address of the registered agent of the Company for service of process in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Ste. 101, City of Dover, County of Kent, Delaware 19904.

          IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                        By: /s/ Randi Morrison
                                            ------------------------------------
                                        Name: Randi Morrison
                                              Authorized Person